As filed with the Securities and Exchange Commission on November 1, 2012

 Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
________________

B/E AEROSPACE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		06-1209796 (I.R.S. Employer Identification Number)
1400 Corporate Center Way Wellington, FL 33414-2105
(Address of Registrant’s principal executive offices)

B/E AEROSPACE, INC. 2005 LONG-TERM INCENTIVE PLAN
(Full title of the plan)
_______________

Thomas P. McCaffrey
Senior Vice President and Chief Financial Officer
B/E Aerospace, Inc.
1400 Corporate Center Way
Wellington, FL 33414-2105
(561) 791-5000
(Name, address and telephone number of agent for service)
_______________
Copies to:
Jason Lehner, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022-6069
(212) 848-7179

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	5,000,000	$44.94	$224,700,000	$30,649.08

(1)
In addition, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of determining the registration fee.  Estimated based on the average of the high and low prices of the Common Stock, par value $0.01 per share, reported on the Nasdaq Global Select Market on October 25, 2012.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
TO FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos. 333-136974 and 333-161028) that B/E Aerospace, Inc. filed with the Securities and Exchange Commission on August 29, 2006 and August 4, 2009, respectively, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellington, State of Florida on November 1, 2012.

B/E AEROSPACE, INC.

By:	/s/ Amin J. Khoury
Name:	Amin J. Khoury
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Amin J. Khoury and Thomas P. McCaffrey as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of November, 2012.

Signature	Title

/s/ Amin J. Khoury	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Amin J. Khoury

/s/ Thomas P. McCaffrey	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Thomas P. McCaffrey

/s/ Robert J. Khoury	Director
Robert J. Khoury

/s/ Richard G. Hamermesh	Director
Richard G. Hamermesh

/s/ Jonathan M. Schofield	Director
Jonathan M. Schofield

/s/ Michael F. Senft	Director
Michael F. Senft

/s/ John T. Whates	Director
John T. Whates

Exhibit Index

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Document
4.1
Amended and Restated Certificate of Incorporation (incorporated herein by reference to the Registrant’s Registration Statement on Form S-1/A, as amended (No. 33-33689), filed with the Commission on April 18, 1990).

4.2
Certificate of Amendment of the Restated Certificate of Incorporation (incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, as amended (No. 33-54146), filed with the Commission on November 3, 1992).

4.3
Certificate of Amendment of the Restated Certificate of Incorporation (incorporated herein by reference to the Registrant’s Registration Statement on Form S-3/A (No. 333-60209), filed with the Commission on December 21, 1998).

4.4
Certificate of Amendment of the Restated Certificate of Incorporation (incorporated herein by reference to the Registrant’s Registration Statement on Form S-3/A (No. 333-112493), as amended, filed with the Commission on February 13, 2004).

4.5
Certificate of Amendment of the Restated Certificate of Incorporation (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2006, filed with the Commission on August 7, 2006).

4.6
Certificate of Amendment of the Restated Certificate of Incorporation (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2012, filed with the Commission on August 8, 2012).

4.7	Amended and Restated By-Laws (incorporated herein by reference to the Registrant’s Transition Report on Form 10-K dated December 31, 2002, filed with the Commission on March 26, 2003).
4.8	B/E Aerospace, Inc. 2005 Long-Term Incentive Plan (incorporated herein by reference to the Registrant’s Current Report on Form 8-K (No. 000-18348), filed with the Commission on July 27, 2012).
5	Opinion of Shearman & Sterling LLP regarding the legality of the securities being offered hereby.*
23.1	Consent of Deloitte & Touche LLP.*
23.2	Consent of Shearman & Sterling LLP (contained in Exhibit 5)*
24	Power of Attorney (included as part of the signature pages to this Registration Statement).*

*           Filed herewith